UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2024

SERES THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37465	27-4326290
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Cambridgepark Drive Cambridge, MA	02140
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 945-9626

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	MCRB	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On September 12, 2024, Seres Therapeutics, Inc. (the “Company”) posted a slide presentation on the SER-155 Phase 1b Cohort 2 Study results in the “Investors and News” portion of its website at www.serestherapeutics.com. The Company also issued a press release in connection with the foregoing. A copy of the slide presentation and press release are attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K (this “Current Report”) and incorporated herein by reference.

On September 12, 2024, the Company posted an updated corporate presentation in the “Investors and News” portion of its website at www.serestherapeutics.com. A copy of the slide presentation is attached as Exhibit 99.3 to this Current Report and incorporated herein by reference.

The information in Item 7.01 of this Current Report, including Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing. The Company undertakes no obligation to update, supplement or amend the materials attached hereto as Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3.

Item 8.01.	Other Events.

On September 12, 2024, the Company announced topline clinical data from Cohort 2 of its SER-155 Phase 1b placebo-controlled study in patients undergoing allogeneic hematopoietic stem cell transplantation (allo-HSCT). Study results demonstrate that SER-155 was associated with a significant reduction in both bloodstream infections (BSIs) and systemic antibiotic exposure, as well as a lower incidence of febrile neutropenia, as compared to placebo through day 100 post HSCT.

The Company believes that the SER-155 Phase 1 study results support the Company’s corporate strategy to develop its platform, comprised of a pipeline of designed live biotherapeutics, in multiple medically vulnerable patient populations at high risk of life-threatening bacterial infections and associated negative clinical outcomes. The Company intends to seek Breakthrough Therapy designation, given the high unmet medical need associated with BSIs, and discuss advancing development of SER-155 for allo-HSCT with the U.S. Food and Drug Administration (FDA). The Company also intends to evaluate SER-155 in additional patient populations that have a high risk of serious bacterial infections.

SER-155 Phase 1b Study Design

The SER-155 Phase 1b study (NCT04995653) included two cohorts. Cohort 1 was designed to assess safety and drug pharmacology, specifically the drug strain engraftment in the gastrointestinal tract. Cohort 1 included 13 subjects who received any dosing of the SER-155 regimen, with 11 subjects subsequently receiving an allo-HSCT. Results from this cohort, announced in May 2023, showed SER-155 was generally well tolerated and resulted in successful drug strain engraftment and a reduction in pathogen domination in the GI microbiome relative to a historical control cohort.

Study Cohort 2 utilized a randomized, double-blinded 1:1 placebo-controlled design to further evaluate safety and drug strain engraftment, as well as key secondary and exploratory endpoints such as the incidence of bacterial bloodstream infections and related medical consequences such as febrile neutropenia and antibiotic use. Cohort 2 included 45 patients in the intention-to-treat (ITT) population. Of the ITT population, 20 received SER-155 and 14 received placebo, each of whom subsequently received an allo-HSCT, with data available for clinical evaluation through day 100, the study’s prespecified primary observation point. Exploratory hypothesis testing was conducted at the two-sided α=0.05 level. Ninety-five percent (95%) 2-sided confidence intervals (CIs) were determined, where specified. No adjustment for multiplicity was done. A subset of patient samples was available for drug pharmacology analysis.

The median age in Cohort 2 was 63, and most subjects had acute myeloid leukemia, acute lymphocytic leukemia, myelodysplastic syndrome or myeloproliferative neoplasia as their primary disease and received reduced-intensity conditioning pre-transplant. Most patients received peripheral blood stem cells from a matched unrelated donor. A majority received post-transplant cyclophosphamide as part of their graft-versus-host disease (GvHD) prophylaxis.

Summary of Cohort 2 Study Results

Consistent with the observations from the Phase 1b study Cohort 1, SER-155 was generally well-tolerated, and no treatment-emergent serious adverse events related to drug were observed. SER-155 bacterial strains engrafted into the gastrointestinal tract of patients following the administration of SER-155.

The incidence of BSIs was significantly lower in the SER-155 arm compared with the placebo arm (2/20 (10%) vs. 6/14 (42.9%), respectively; [Odds Ratio: 0.15; 95% CI: 0.01, 1.13, p=0.0423]). In addition, while antibiotic starts were similar in each arm, patients administered SER-155 were treated with antibiotics for a significantly shorter duration compared to patients in the placebo arm (9.2 days vs. 21.1 days, respectively, with a mean difference of -11.9 days [95% CI: -23.85, -0.04; p=0.0494]). The incidence of febrile neutropenia was lower in patients administered SER-155 compared to placebo (65% vs. 78.6%, respectively; [Odds Ratio: 0.51; 95% CI: 0.07, 2.99; p=0.4674]). Six cases of gastrointestinal infections (C. difficile infections) were observed in the study, with four cases (20%) in the SER-155 arm and two cases (14.3%) in the placebo arm.

Recent changes in the allo-HSCT standard of care and the increasing use of post-transplant cyclophosphamide as part of prophylactic therapy for GvHD have reduced rates of GvHD overall in this patient population. The rates of GvHD in the study were low, with two cases of grade 2 GvHD observed in each arm, and no cases of grade 3 or 4 GvHD were observed.

In Cohort 2, the ability to detect pathogen domination (i.e., relative abundance in the GI ≥30%) in the placebo arm, and differences between the study arms, was constrained due to the limited number of placebo stool samples and an imbalance in the number of available stool samples between the arms. Observed pathogen domination events were low in the placebo and SER-155 arms with no significant differences identified. In a comparison of the prevalence of pathogen domination versus a larger allo-HSCT historical control cohort, pathogen domination in SER-155 subjects was substantially lower, providing further evidence of SER-155 activity.

The overall safety results in the first 100 days showed that SER-155 was generally well-tolerated, with no observed treatment-related serious adverse events. In Cohort 2, all but one subject in the placebo arm experienced at least one treatment-emergent adverse event (“TEAE”). The most common TEAEs were diarrhea and nausea. Four subjects experienced TEAEs that led to discontinuation. Nineteen subjects, or 48% of subjects, experienced serious adverse events, none of which were considered related to SER-155. Three deaths were reported in the study, none of which were considered related to SER-155. Fourteen subjects, or 35% of the subjects, experienced adverse events of special interest, including bloodstream infections, GI infection and invasive infection.

Seres fully owns worldwide rights for the commercialization of SER-155.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following Exhibits 99.1 through 99.3 relate to Item 7.01 and shall be deemed to be furnished, and not filed:

Exhibit No.	Description

99.1	Seres Therapeutics, Inc. SER-155 Phase 1b Cohort 2 Study Results Slide Presentation as of September 2024

99.2	Seres Therapeutics, Inc. SER-155 Phase 1b Cohort 2 Study Results Press Release issued September 12, 2024

99.3	Seres Therapeutics, Inc. Corporate Presentation as of September 2024

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

Important Additional Information About the Transaction and Where to Find It

In connection with the proposed transaction involving Seres Therapeutics, Inc. (“Seres”) and Société des Produits Nestlé S.A. (“SPN”), Seres filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”). Seres may also file other relevant material with the SEC regarding the proposed transaction. Beginning on August 26, 2024, Seres mailed the definitive proxy statement to its stockholders. INVESTORS AND STOCKHOLDERS OF SERES ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT SERES AND THE PROPOSED TRANSACTION. Investors may obtain a free copy of these materials (when they are available) and other documents filed by Seres with the SEC at the SEC’s website at www.sec.gov or from Seres at its website at ir.serestherapeutics.com.

Participants in the Solicitation

Seres and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Seres’ stockholders in connection with the proposed transaction is set forth in Seres’ definitive proxy statement for its stockholder meeting, which was filed with the SEC on August 26, 2024, at which the proposed transaction will be submitted for approval by Seres’ stockholders. You may also find additional information about Seres’ directors and executive officers in Seres’ Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on March 5, 2024, Seres’ Definitive Proxy Statement for its 2024 annual meeting of stockholders, which was filed with the SEC on March 5, 2024, and in subsequently filed Current Reports on Form 8-K and Quarterly Reports on Form 10-Q.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this communication that do not relate to matters of historical fact should be considered forward-looking statements, including statements about the potential benefits of any of our products or product candidates; the ultimate safety and efficacy data of SER-155; study results; plans to seek FDA feedback; clinical data and clinical trials; our intentions related to the development of SER-155; our intention to seek Breakthrough Therapy Designation; the ability of live biotherapeutics to prevent or reduce infections; or the timing of any of the foregoing; the financial terms, timing and completion of the sale of VOWST assets to SPN; the receipt of future payments and the use of proceeds of the transaction; the timing and results of our clinical studies and data readouts; future product candidates, development plans and commercial opportunities; operating plans and our future cash runway; our ability to generate additional capital; our planned strategic focus; anticipated timing of any of the foregoing and other statements which are not historical fact.

These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: (1) we have incurred significant losses, are not currently profitable and may never become profitable; (2) our need for additional funding; (3) our history of operating losses; (4) the restrictions in our debt agreement; (5) our novel approach to therapeutic intervention; (6) our reliance on third parties to conduct our clinical trials and manufacture our product candidates; (7) the competition we will face; (8) risks associated with our clinical trials; (9) whether the FDA grants Breakthrough Therapy Designation; (10) our ability to protect our intellectual property; (11) our ability to retain key personnel and to manage our growth; and (12) risks related to the proposed transaction under the Purchase Agreement with SPN for the sale of the VOWST business to SPN. These and other important factors discussed under the caption “Risk Factors” in our Quarterly Report on Form 10-Q filed with the SEC, on August 13, 2024, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this communication. Any such forward-looking statements represent management’s estimates as of the date of this communication. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this communication.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2024	SERES THERAPEUTICS, INC.

	By:	/s/ Thomas J. DesRosier
	Name:	Thomas J. DesRosier
	Title:	Chief Legal Officer and Executive Vice President